Exhibit 99.1

Franklin Credit Holding Corporation

Contact:  Kevin Gildea, EVP
(201) 604-1800
kgildea@franklincredit.com

For Immediate Release

HEAD OF MORTGAGE SERVICING AT FRANKLIN CREDIT
MANAGEMENT CORPORATION RESIGNS EFFECTIVE
DECEMBER 30, 2009

COMPANY EXPECTS TO ANNOUNCE REPLACEMENT ON JANUARY 4, 2010

NEW YORK, December 15, 2009 – Franklin Credit Management Corporation, the mortgage servicing subsidiary of Franklin Credit Holding Corporation (OTC: Bulletin Board: FCMC.OB — News) and a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans (including specialized loan recovery servicing) and in the analysis, pricing, due diligence and acquisition of residential mortgage portfolios for third parties, today announced that Michael Blair has voluntarily resigned his position as Executive Vice President and chief operational officer of its mortgage servicing department. Mr. Blair submitted his resignation on November 30, 2009, in order to pursue other business interests, and his resignation is effective December 30, 2009.

Franklin Credit Management Corporation has identified an experienced external candidate to replace Mr. Blair and expects this individual to join the company’s management team in the next few weeks.

“We greatly appreciate Mike Blair’s valuable contributions to our servicing business, look forward to possibly working with Mike in the future, and wish him continued success in his future endeavors,” commented Thomas Axon, Chairman and President of Franklin Credit Holding Corporation.

About Franklin Credit Holding Corporation

Franklin Credit Holding Corporation (together with its subsidiaries, the “Company”) is a specialty consumer finance company primarily engaged in the servicing and resolution of performing, reperforming and nonperforming residential mortgage loans, including specialized loan recovery servicing, and in the analysis, pricing, due diligence and acquisition of residential mortgage portfolios for third parties. The portfolios serviced for other entities, as well as the Company’s remaining portfolio, consist of both first- and second-lien loans secured by 1-4 family residential real estate that generally fall outside the underwriting standards of Fannie Mae and Freddie Mac and involve elevated credit risks as a result of the nature or absence of income documentation, limited credit histories, higher levels of consumer debt or past credit difficulties. The Company’s executive, administrative and operations offices are located in Jersey City, New Jersey. Additional information on the Company is available on the Internet at www.franklincredit.com.

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in forward-looking statements made by the Company. These factors include, but are not limited to: (i) unanticipated changes in the U.S. economy, including changes in business conditions such as interest rates, changes in the level of growth in the finance and housing markets, such as slower or negative home price appreciation; (ii) the Company’s relations with its lenders and such lenders’ willingness to waive any defaults under the Company’s agreements with such lenders; (iii) increases in the delinquency rates of the Company’s borrowers, (iv) the availability of third parties holding sub-prime mortgage debt for servicing by the Company on a fee-paying basis; (v) changes in the statutes or regulations applicable to the Company’s business or in the interpretation and enforcement thereof by the relevant authorities; (vi) the status of the Company’s regulatory compliance; (vii) the Company’s ability to meet collection targets under the Legacy Credit Agreement with its lead lending bank in order to reduce the pledge of equity interest in Franklin Credit Management Corporation to its lead lending bank from 70% to a minimum of 20%; and (viii) other risks detailed from time to time in the Company’s SEC reports and filings. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, those factors discussed under the captions “Risk Factors”, “Interest Rate Risk” and “Real Estate Risk” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with SEC on April 10, 2009, and, if applicable, Quarterly Reports on Form 10-Q, which the Company urges investors to consider. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events, except as otherwise required by securities, and other applicable laws. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the results on any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.